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                                                                    EXHIBIT 99.1

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                                  NEWS RELEASE

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FOR RELEASE:  IMMEDIATE                                 CONTACT:  MARIA VAFIADES
                                                                  (508) 947-4343

            MAYFLOWER BANCORP REPORTS IMPROVED THIRD QUARTER RESULTS
            --------------------------------------------------------
                             AND PAYMENT OF DIVIDEND
                             -----------------------

         (Middleboro, MA), February 21, 2008 --- Mayflower Bancorp, Inc. (NASDAQ Global Market: MFLR) (the "Company") the bank holding company for Mayflower Cooperative Bank (the "Bank") today reported net income of $289,000 or $.14 per share for its third quarter ended January 31, 2008 as compared to earnings of $216,000 or $.10 per share for the same quarter last year. Diluted earnings per share for the third quarter were $.14 compared to $.10 for the third quarter of last year.

         For the nine months ended January 31, 2008, net income was $787,000 or $.38 per share. Earnings for the same period one year ago were $799,000 or $.38 per share. On a diluted earnings per share basis, earnings for the nine months were $.37 per share for both periods.

         Net interest income for the quarter ended January 31, 2008 decreased by $56,000 as compared to the quarter ended January 31, 2007, or 3.2%, to $1.7 million for the quarter ended January 31, 2008 as the Company continues to be negatively impacted by compression of its net interest margin and by a slow real estate market. The net interest margin has continued to decrease, from 3.04% for the quarter ended January 31, 2007 to 2.95% for the quarter ended January 31, 2008. Average interest earning assets for the quarter decreased from $227.8 million for the quarter ended January 31, 2007 to $226.9 million for the quarter ended January 31, 2008. Average interest bearing liabilities increased from $220.2 million for the quarter ended January 31, 2007 to $221.7 million for the quarter ended January 31, 2008.

         The provision for loan losses was zero during the quarter ended January 31, 2008, compared to $30,000 for the same quarter of the previous year. The Company typically provides for loan losses in order to maintain its allowance at a level estimated to be adequate to absorb probable losses based on evaluation of inherent risks in the loan portfolio. In determining the appropriate level for the allowance for loan loss, the Company considers past loss experience, evaluations of underlying collateral, prevailing economic conditions, the nature of the loan portfolio and levels of non-performing and other classified loans. Management and the Company's Board of Directors evaluate the loan loss reserve on a regular basis, and consider the allowance as constituted and reported to be adequate for both periods.

         Non-interest income for the quarter increased by $74,000 as compared to the same quarter in the prior year. This increase was partially due to an increase of $36,000 in gains on the sale of loans and an increase of $28,000 in gains on sales of investments. Additionally, other income increased by $17,000 as a result of the receipt of a special dividend from the Bank's excess insurer and fees received from the Company's check printer in a revenue sharing arrangement. These factors were offset by decreases in loan origination fees and customer service fees of $4,000 and $3,000, respectively.

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         The Company's operating expenses decreased by $46,000 or 2.7% for the quarter ended January 31, 2008 as compared to the quarter ended January 31, 2007. This decrease was partially the result of a decrease of $38,000 in salary and benefit expense and a decrease of $47,000 in other expenses. Offsetting these decreases were increases in occupancy and equipment expenses of $33,000 as a function of increased energy and snow removal costs and an increase of $7,000 in data processing expenses.

         For the nine months ended January 31, 2008, net interest income was $5.1 million, a decrease of $247,000 or 4.6% compared to the prior year nine-month period. Because of higher funding costs, the Company's net interest margin decreased from 3.11% for the nine months ended January 31, 2007 to 3.01% for the nine months ended January 31, 2008. Average interest earning assets for the nine months ended January 31, 2008 were $227.5 million as compared to $230.8 million for the nine months ended January 31, 2007, while average interest bearing liabilities were $221.5 million compared to $222.5 million for the same nine-month period one year ago.

         The provision for loan losses was zero for the nine months ended January 31, 2008, compared to $90,000 for the nine months ended January 31, 2007.

         For the nine months ended January 31, 2008, other income totaled $1,024,000 compared to $930,000 for the nine months ended January 31, 2007, an increase of $94,000 or 10.1%. The increase is due in part to increases in gains on sales of loans and investments of $45,000 and $31,000, respectively. Additionally, customer service fees increased by $3,000, while other income increased by $43,000 as a result of the receipt of a special dividend from the Bank's excess insurer and a revenue sharing arrangement with the Company's check printer. These increases were offset by a decrease of $28,000 in loan origination fees.

         Total operating expenses increased by $32,000 or .6% for the nine months ended January 31, 2008, as compared to the same period last year. This increase was primarily attributable to an increase of $53,000 in salary and benefits, an increase of $9,000 in data processing expense, and to an increase of $85,000 in occupancy and equipment expense due to additional branch operating expenses. These increases were offset by a decrease of $114,000 in other expenses due to the elimination of consulting and legal expenses incurred with the prior year reorganization into a holding company structure.

         Since April 30, 2007, total assets of the Company have increased by $1.0 million to $243.3 million as of January 31, 2008. This increase is comprised of an increase of $7.4 million in the Company's total investment portfolio, offset by a decrease of $8.2 million in the Company's loan portfolio. The decrease in net loans outstanding is principally attributable to a decrease in construction mortgages outstanding. Finally, premises and equipment increased by $1.4 million as the Company finalized the purchase of land in Plymouth, Massachusetts on which it intends to construct a full service retail facility. Since April 30, 2007, total deposits increased by $2.0 million and borrowed funds outstanding decreased by $1.6 million.

         As of January 31, 2008, nonperforming assets totaled $1.1 million, compared to zero at April 30, 2007. The increase is due to the classification in October 2007 of the net balance of a $1.1 million commercial construction mortgage secured by an eleven unit condominium development in southeastern Massachusetts as nonperforming.

         Total stockholders' equity was $20.2 million at January 31, 2008 or 8.31% of total assets. This compares to stockholders' equity of $19.6 million or 8.10% of total assets at April 30, 2007, an increase of $605,000 or 3.1%. Components of this include net income of $787,000 for the nine month period as offset by $629,000 due to the payment of dividends totaling $0.30 per share. Additionally, stockholders' equity increased by $86,000 due to the exercise of employee stock options and decreased by $89,000 due to the repurchase of shares by the Company. Finally, stockholders equity increased by $450,000 due to a decrease in the unrealized loss on securities classified as available-for-sale, from a net unrealized loss of $218,000 at April 30, 2007 to a net unrealized gain of $232,000 at January 31, 2008.

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         In conjunction with these announcements, Edward M. Pratt, President and
Chief Executive Officer of the Company also reported that the Company's Board of Directors has declared a quarterly cash dividend of $.10 per share to be payable on March 10, 2008, to shareholders of record as of March 3, 2008.

         Mr. Pratt commented further "While we are pleased to report the continued improvement in our profitability, we clearly recognize the challenges that current economic circumstances present to us and our market. We continue to work to avoid as many of those challenges as we can, to mitigate the impact of those we cannot and to capitalize on the opportunities which are inevitably presented in times such as these".

         Mayflower Bancorp, Inc. is the holding company for Mayflower Co-operative Bank which specializes in residential and commercial lending and traditional banking and deposit services. The Company currently serves southeastern Massachusetts from its Main Office in Middleboro and maintains additional full-service offices in Bridgewater, Lakeville, Plymouth, Rochester, Wareham, and West Wareham, Massachusetts. All of the Company's deposits are insured by the Federal Deposit Insurance Corporation (FDIC) to applicable limits. All amounts above those limits are insured in full by the Share Insurance Fund (SIF) of Massachusetts. For further information on Mayflower Bancorp, Inc. please visit www.mayflowerbank.com.
                           ---------------------

         (See accompanying Selected Consolidated Financial Information)

THIS EARNINGS REPORT MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS REGARDING ECONOMIC, LEGISLATIVE AND REGULATORY ISSUES THAT MAY IMPACT THE COMPANY'S EARNINGS IN FUTURE PERIODS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY MATERIALLY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, REAL ESTATE VALUES AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES.

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

MAYFLOWER BANCORP, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                                                                JANUARY 31,                         APRIL 30,
                                                                   2008                               2007
                                                                -----------                        ----------
Total assets                                                     $243,340                            $242,307
   Loans receivable, net                                          128,803                             137,003
   Federal funds sold                                               5,895                               3,919
   Investment securities:
   Held for investment                                             41,370                              37,002
   Available for sale, net                                         46,903                              43,885
   Deposits                                                       202,887                             200,859
   Borrowed funds                                                  18,913                              20,558
   Stockholders' equity                                            20,222                              19,617

   Equity to assets ratio                                            8.31%                               8.10%
   Book value per share                                          $   9.64                             $  9.36

                                                                   THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                       JANUARY 31,                         JANUARY 31,
                                                                    2008         2007                  2008          2007
                                                               ------------------------            ------------------------

STATEMENT OF OPERATIONS
   Interest and dividend income                                $    3,375    $    3,363            $   10,256    $   10,067
   Interest expense                                                 1,702         1,634                 5,127         4,691
                                                               ----------    ----------            ----------    ----------
      Net interest income                                           1,673         1,729                 5,129         5,376

   Provision for loan losses                                            -           (30)                    -           (90)
   Gain on sales of loans                                              96            60                   161           116
   Gain on sales of investments                                        28             -                    31             -
   Other non interest income                                          274           264                   832           814
   Operating expenses                                              (1,657)       (1,703)               (5,032)       (5,000)
                                                               ----------    ----------            ----------    ----------
   Income before income taxes                                         414           320                 1,121         1,216
   Income taxes                                                       125           104                   334           417
                                                               ----------    ----------            ----------    ----------

   Net income                                                  $      289    $      216            $      787    $      799
                                                               ==========    ==========            ==========    ==========


   Earnings per share - basic                                  $     0.14    $     0.10            $     0.38    $     0.38

   Earnings per share - diluted                                $     0.14    $     0.10            $     0.37    $     0.37

   Dividends per share                                         $     0.10    $     0.10            $     0.30    $     0.30

   Weighted average shares outstanding                          2,098,382     2,092,039             2,096,640     2,088,364

   Annualized return on average assets                               0.48%         0.36%                 0.43%         0.44%

   Annualized return on average equity                               5.89%         4.48%                 5.39%         5.64%

   Net interest spread                                               2.88%         2.93%                 2.92%         3.01%

   Net interest margin                                               2.95%         3.04%                 3.01%         3.11%

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
MAYFLOWER BANCORP, INC. AND SUBSIDIARY
Analysis of Loans Past Due
(Dollars in thousands)

                                                                 January 31,        April 30,        January 31,
LOANS PAST DUE OVER 90 DAYS:                                        2008              2007              2007
                                                                ------------      ------------      -------------
   Residential mortgages                                           $     -           $     -            $     -

   Commercial and construction mortgages                             1,081                 -                  -

   Commercial time and demand loans                                      -                 -                  -

   Consumer and other loans                                              -                 -                  -

                                                               ------------      ------------      -------------
                                                                   $ 1,081           $     -            $     -
                                                               ============      ============      =============

LOANS PAST DUE OVER 90 DAYS AS A PERCENTAGE OF:

   Net loans receivable                                               0.84%                -                  -

   Total assets                                                       0.44%                -                  -


NON-PERFORMING ASSETS

 **Non-accrual loans                                               $ 1,081           $     -            $     -
   Real estate acquired by foreclosure                                   -                 -                  -

                                                               ------------      ------------      -------------
                                                                   $ 1,081           $     -            $     -
                                                               ============      ============      =============

NON-PERFORMING ASSETS AS A PERCENTAGE OF:

   Net loans receivable                                               0.84%                -                  -

   Total assets                                                       0.44%                -                  -



ALLOWANCE FOR LOAN LOSSES                                          $ 1,378           $ 1,673            $ 1,772
ALLOWANCE FOR LOAN LOSSES ON OFF-BALANCE SHEET EXPOSURES               110               130                  -
                                                               ------------      ------------      -------------
                                                                   $ 1,488           $ 1,803            $ 1,772
                                                               ============      ============      =============


ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF
   NON-PERFORMING LOANS                                             127.47%                -                  -

ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF NET LOANS                1.07%             1.22%              1.30%


** includes loans which are contractually past due 90 days or more and/or loans less than 90 days past due on which the Bank has ceased accruing interest

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